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                                                                     EXHIBIT (j)





                          Independent Auditors' Consent




The Board of Directors
Fortis Series Fund, Inc.:
   (formerly Fortis Advantage Portfolios, Inc.
   Fortis Equity Portfolios, Inc.
   Fortis Growth Fund, Inc.
   Fortis Tax-Free Portfolios, Inc.
   Fortis Money Portfolios, Inc.
   Fortis Worldwide Portfolios, Inc.):


We consent to the use of our reports incorporated herein by reference and the references to our Firm under the headings "Financial Highlights" in Part A and "Financial Statements" in Part B of the Registration Statement.



                                                    /s/ KPMG LLP

                                                    KPMG LLP


Minneapolis, Minnesota
November 30, 2001